Exhibit 99.1

Gran Tierra Energy Inc. Provides Operations Update and Certain Preliminary Unaudited 2025 Financial Data

•	Achieved December 2025 Average of 48,235 BOEPD The Highest Monthly Average in Company History
•	During the Fourth Quarter 2025 Reached a Daily Production Rate of 10,000 BOPD in Ecuador
•	Multiple Field Development Plans Approved and Fulfilled All Exploration Commitments in Ecuador
•	Preliminary Unaudited 2025 Financial Data

CALGARY, ALBERTA, January 29, 2026, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today provided an operational update. All dollar amounts are in United States dollars and all production volumes are on a working interest before royalties basis and are expressed in barrels of oil equivalent (“boe”) per day (“boepd”), unless otherwise stated.

Operations Update

•

December 2025 Average Production: The Company’s achieved a total Company average production of 48,235 boepd for the month of December, 2025 – the highest monthly production achieved in Company history.

•	Ecuador

o	Production: During the fourth quarter of 2025, Gran Tierra achieved a daily production rate of 10,000 bopd in Ecuador. Current production[1] rates are approximately 8,800 barrels of oil per day (“bopd”).
o	Fulfilled Ecuador Exploration Commitments: All Ecuador exploration commitments have been finalized, highlighted by successful discoveries at Conejo in the Hollín and Basal Tena sands, which together delivered combined IP60 rates of approximately 3,238 bopd.
o	Conejo A-1 and A-2 Wells: The two Conejo wells continue to produce[1] roughly 2,700 barrels of oil per day. Both discoveries added drilling locations. IP60 production rates from A1 and A2 are 1,921 and 1,317 bopd respectively.
o	Field Development Plans (“FDP”): In the first quarter of 2026, the Iguana FDP was approved. The Chanangue FDP received approval in the third quarter of 2025, while the Charapa and Conejo FDPs were formally submitted in fourth quarter of 2025 and remain under review. In addition, the Perico and Espejo FDPs associated with the previously announced acquisition, have been submitted and are currently undergoing the regulatory review process.
o	Perico and Iguana Field: The Perico field has now been fully integrated into our portfolio with optimizations being developed to capture synergies as we move into 2026 – these include projects such as gas to power, waterflood initiation and operational optimizations.
o	Waterflood: Gran Tierra continues to advance it waterflood development program in line with the approved field development plan. A successful injectivity test in the Basal Tena in the Chanangue field was completed, a key technical milestone supporting the water injection pilot. Construction of the associated water treatment and injection facilities is progressing, targeting an early 2026 injection start. In parallel, the Company plans a second injector conversion in the Basal Tena at Chanangue in the second quarter of 2026, alongside additional injector conversions in the Lower U at the Iguana and Perico fields in second quarter and third quarter 2026, respectively.

•	Colombia

o	Cohembi: At Cohembi North, infrastructure activities continue to progress in support of the Company’s forward drilling and development program, including cellar construction and associated electrical and mechanical tie-ins. Work is also underway on Cohembi Pad 6, with additional cellars being constructed to provide flexibility for upcoming development and exploration activity.
o	During the fourth quarter of 2025, gross production at Cohembi increased to approximately 9,100 bopd, driven by the successful delivery of the Raju-1 well and a strong response from the ongoing waterflood program in the northern portion of the field.
o	As a follow-up, the Company plans to drill four gross development wells in Cohembi during the First Half of 2026. The Company expects its capital carry commitments to be completed by mid-2026, after which working interest and cost sharing will revert to standard terms, improving Gran Tierra’s cash netbacks and capital efficiency on future activity.

•	Canada

o	Simonette: At Simonette, Gran Tierra continues to see strong operating performance, with recently drilled Lower Montney wells meeting or exceeding type curve expectations reinforcing confidence in the asset’s development potential and supporting stable production and cash flow generation going forward. To date, three surface holes have been drilled from the 6-9 pad and are currently drilling the 16-14-061-01W6 well in the lateral section. The plan is to bring 5 gross wells onstream in Second Half of 2026.
o	Clearwater: Gran Tierra is preparing to follow up Dawson 102/12-11 through advanced core analysis. Completion of the core study in 2026 will inform well design, mud system selection, and geological modeling to maximize development value.

1 Based on January average WI production from January 1 to January 26, 2026

Preliminary Unaudited 2025 Financial Data

Although Gran Tierra’s results of operations as of and for the year ended December 31, 2025, are not yet final, based upon currently available information, Gran Tierra estimates that as of and for the year ended December 31, 2025:

o	Total company average production was approximately 46,500 BOEPD for the fourth quarter of 2025, and approximately 45,800 BOEPD for the year ended December 31, 2025
o	Estimated unaudited net debt* as at December 31, 2025, was approximately $657 million, comprised of senior notes outstanding of $741 million (gross) less cash and cash equivalents of $83 million;
o	Capital expenditures are estimated to be in the range of approximately $250 million to $270 million;
o	Revenue is estimated to be in the range of approximately $590 million to $610 million;
o	Gross profit is estimated to be in the range of approximately $65 million to $75 million;
o	Depletion and accretion expense is estimated to be in the range of approximately $250 million to $270 million;
o	Total operating expenses and total transportation expenses are estimated to be in the range of approximately $250 million to $270 million;
o	Operating netback* is estimated to be in the range of approximately $320 million to $340 million;
o	Gran Tierra is expected to record a non-cash impairment charge in the range of approximately $65 million to $85 million, relating to certain of its Canadian long-lived assets, and in the range of approximately $30 million to $50 million, relating to certain of its Colombian long-lives assets; and
o	Adjusted EBITDA* for the year ended December 31, 2025, is estimated to be between $270 million to $290 million.
o	The fourth quarter of 2025 financial results were negatively impacted by a large inventory build of approximately 291,000 barrels of oil in Ecuador which were sold in early January for total revenue of approximately $15 million.

* Net debt, operating netback and Adjusted EBITDA are Non-GAAP measures and do not have a standardized meaning under generally accepted accounting principles in the United States of America (“GAAP”). See “Non-GAAP Measures” for descriptions and “Unaudited Financial Information”.

Gran Tierra’s preliminary estimated unaudited financial and operational data for the year ended December 31, 2025 included in this press release are preliminary estimates, unaudited and subject to completion, and reflect Gran Tierra’s preliminary expectations of results for the year ended December 31, 2025, based on currently available information and have been prepared by, and are the responsibility of, Gran Tierra’s management, and reflect management’s estimates based solely upon information available to Gran Tierra as of the date of this press release. Management has prepared the preliminary unaudited estimated financial and operational data in good faith on a consistent basis with prior periods. The preliminary estimated unaudited financial and operational data for the year ended December 31, 2025 included in this press release are not a comprehensive statement of Gran Tierra’s financial results for the year ended December 31, 2025, which have not yet been completed, and have not been audited, reviewed, examined, or compiled by KPMG LLP, Gran Tierra’s independent registered public accounting firm. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. Gran Tierra’s actual results for the year ended December 31, 2025 will not be available until completion of Gran Tierra’s audited financial statements for the year ended December 31, 2025 and may differ materially from these estimates. These preliminary unaudited estimates should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. Gran Tierra undertakes no obligation to update or supplement the information in this press release until Gran Tierra reports its final financial results for the year ended December 31, 2025. The preliminary estimated financial data represent management estimates that constitute forward-looking statements subject to risks and uncertainties, many of which are not within Gran Tierra’s control. See “Forward-Looking Statements and Advisories.”

Contact Information

For investor and media inquiries please contact:

Gary Guidry

President & Chief Executive Officer

Ryan Ellson

Executive Vice President & Chief Financial Officer

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc., together with its subsidiaries, is an independent international energy company currently focused on oil and natural gas exploration and production in Canada, Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Canada, Colombia and Ecuador and will continue to pursue additional new growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Except to the extent expressly stated otherwise, information on the Company’s website or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra’s filings with the U.S. Securities and Exchange Commission (the “SEC”) are available on the SEC website at http://www.sec.gov. The Company’s Canadian securities regulatory filings are available on SEDAR+ at http://www.sedarplus.ca and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Forward-Looking Statements and Advisories

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”), which can be identified by such terms as “expect,” “plan,” “can,” “will,” “should,” “guidance,” “estimate,” “forecast,” “signal,” “progress” and “believes,” derivations thereof and similar terms identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s estimated unaudited financial and operational results for the fiscal year ended December 31, 2025, including estimated total average production, estimated unaudited net debt, estimated capital expenditures, estimated revenues, estimated gross profit, estimated DD&A, estimated total operating expenses and estimated total operating expenses, estimated operating netback, estimated non-cash impairment charges for Canadian and Colombian long-lives assets, and estimated Adjusted EBITDA.

The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates), rig availability, the effects of drilling down-dip, the effects of waterflood and multi-stage fracture stimulation operations, the extent and effect of delivery disruptions, and the general continuance of current or, where applicable, assumed operational, regulatory and industry conditions in Canada, Colombia and Ecuador and areas of potential expansion, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned. Gran Tierra believes the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time, but no assurance can be given that these factors, expectations and assumptions will prove to be correct.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: certain of Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests, civil unrest, sanctions-related restrictions, or other political instability; technical difficulties and operational difficulties may arise which impact the production, transport or sale of Gran Tierra’s products; other disruptions to local operations; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and natural gas, including inflation and changes resulting from a global health crisis, geopolitical events, including the ongoing conflicts in Ukraine, the Middle East and Venezuela, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and resulting company or third-party actions in response to such changes; changes in commodity prices, including volatility or a prolonged decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil and natural prices and oil and natural gas consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the effect of hedges, the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of Gran Tierra’s products; the ability of Gran Tierra to execute its business plan, which may include acquisitions, and realize expected benefits from current or future initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for Gran Tierra’s operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of Gran Tierra’s common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to comply with financial covenants in its credit agreement and indentures and make borrowings under its credit agreement; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the SEC, including, without limitation, under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 24, 2025 and its other filings with the SEC. These filings are available on the SEC’s website at http://www.sec.gov and on SEDAR at www.sedar.com.

Non-GAAP Measures

This press release includes non-GAAP financial measures as further described herein.  These non-GAAP measures do not have a standardized meaning under GAAP.  Investors are cautioned that these measures should not be construed as alternatives to oil and natural gas sales, net income or loss or other measures of financial performance as determined in accordance with GAAP.  Gran Tierra’s method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies.

Adjusted EBITDA is defined as EBITDA (defined as net income or loss adjusted for DD&A expenses, interest expense and income tax expense or recovery) adjusted for non-cash lease expense, lease payments, foreign exchange loss (gain), stock-based compensation expenses or recovery, transaction costs, other loss and unrealized derivative instruments loss (gain).  Management uses this supplemental measure to analyze performance and income generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is useful supplemental information for investors to analyze our performance and our financial results.  A reconciliation from net income to Adjusted EBITDA is not available due to certain components of net income, including taxes and gain on debt securities, not being reasonably estimable at this time.

Net debt, as presented, is defined as Gran Tierra’s senior notes and borrowings under Gran Tierra’s credit facility, less cash and cash equivalents.  Management believes that net debt is a useful supplemental measure for management and investors in order to evaluate the financial sustainability of the Company’s business and leverage.  A reconciliation from total debt to Net Debt is not available due to certain components of our total debt not being reasonably estimable at this time.

Operating netback, as presented, is defined as gross profit less depletion and accretion related to producing assets.  Management believes that operating netback is a useful supplemental measure for management and investors to analyze financial performance and provides an indication of the results generated by our principal business activities prior to the consideration of other income and expenses.

Unaudited Financial Information

Certain financial and operating results included in this press release, including production information, net debt, capital expenditures, revenue, gross profit, DD&A, operating and transportation expenses, cash equivalents, operating netback, non-cash impairment charges and adjusted EBITDA, are based on unaudited estimated results. These estimated results have not been reviewed by Gran Tierra’s auditor and are subject to change upon completion of the Company’s audited financial statements for the year ended December 31, 2025, and changes could be material. Gran Tierra anticipates filing its audited financial statements and related management’s discussion and analysis for the year ended December 31, 2025 on or before March 3, 2026.

Presentation of Oil and Gas Information

This press release contains certain oil and gas metrics, including operating netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. Such metrics are calculated as described in this press release and have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.

References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra's reported production, unless otherwise specified, is a mix of light crude oil and medium crude oil, heavy crude oil, tight oil, conventional natural gas, shale gas and natural gas liquids for which there is no precise breakdown since the Company’s sales volumes typically represent blends of more than one product type. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.

Boe’s have been converted on the basis of six thousand cubic feet (“Mcf”) natural gas to 1 bbl of oil. Boe’s may be misleading, particularly if used in isolation. A boe conversion ratio of 6 Mcf: 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a boe conversion ratio of 6 Mcf: 1 bbl would be misleading as an indication of value.